Exhibit 10.8

STRATEGIC SERVICES AGREEMENT

This Agreement is made on this 23 day of June, 2017 by and between PENSARE ACQUISITION CORPORATION, A DELAWARE CORPRATION whose current address is 1720 PEACHTREE STREET, SUITE 629 ATLANTA, GA 30309 (the “Company”); and John Foley hereinafter referred to as the “Strategic Consultant”, which expression shall unless it be repugnant to the context or meaning thereof, deemed to mean and include his heirs, legal representatives, liquidators, executors, successors and assigns)

(The Company and Strategic Consultant are hereinafter referred to singly as “the Party” and collectively as “the Parties”)

WHEREAS, the Strategic Consultant is being appointed by the Company to offer certain professional services as per requirement of the Company, on the terms and conditions as set forth below:

NOW, THEREFORE, in consideration of the mutual covenants as set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1	Services

The Strategic Consultant shall be appointed by the Company in the capacity of “Chief Financial Officer” to render professional services as requested by the Company from time to time, in areas related to the benefit of the business and gain business opportunities for the Company. While the Parties acknowledge that the Strategic Consultant will need to travel from time to time in connection with the provision of services to the Company, no extensive travel will be required unless otherwise agreed upon by the Company and the Strategic Consultant.

2	Term

The term of the Agreement shall be for a period of 2 YEARS commencing on the effective date of the IPO (as defined below) unless terminated earlier by either side pursuant to Section 3 below. The Company can renew the Agreement at its sole discretion as per business requirements. During the term of the Agreement, the Strategic Consultant shall report to Mr. Darrell Mays, an authorized representative of the Company.

3	Termination

The Company or the Strategic Consultant may terminate this Agreement by giving 15 DAYS’ written notice to the other Party; provided that either Party may terminate this Agreement immediately upon written notice to the other Party in the event of a material breach of this Agreement by such other Party. Upon such termination, the obligations of both Parties shall come to an end (except those obligations that expressly survive the termination of this Agreement) and the Strategic Consultant shall immediately hand over to the Company, all documents, papers, data, confidential information or any other information obtained by him during the course of the Agreement and shall fully co-operate with the Company to ensure a smooth and orderly transition of information, data and records to the Company.

The Company shall be relieved of any obligation to pay the Strategic Consultant for any services except for those, which may have been performed up to the date of termination.

4	Relationship

Except as specifically set forth herein, nothing contained in this Agreement shall be construed as creating a contract of employment or fiduciary relationship or partnership among the Parties. This Agreement does not authorize the Parties to assume, create or undertake any obligation of any kind expressed or implied, on behalf of or in the name of any of the other Party without express written consent. The Strategic Consultant shall not have any right or authority to accept any service of process or to receive any notices on behalf of the Company or to enter into any commitments, undertakings or agreements purporting to obligate the Company in any way or to amend, modify or vary any existing agreements to which the Company is or shall be a party.

5	Compliance with Local Laws

The Strategic Consultant will be responsible for legal and statutory compliance with local laws, taxation and any other business of other laws or any other country to which he may be deputed. The Strategic Consultant will indemnify the Company all costs, including any interest, penalties and legal expenses and fees that the Company may incur as a result of non-compliance with any laws or acts as applicable to an independent service provider.

6	Taxes

The Strategic Consultant shall be responsible for charging in the invoice and payment of any indirect taxes after recovery from the Company as required by the regulations. All payments to the Strategic Consultant shall be subject to applicable Federal, State and Local Taxes.

a.	Insurance

The Strategic Consultant shall be solely responsible for obtaining medical, accident and insurance policies and the Company shall have no obligation or liability with respect to any expenses incurred by the Strategic Consultant relating to the above-referred risks.

7	Compensation

The Company shall pay to the Strategic Consultant a professional service compensation rate of USD 500 (USD Five Hundred) per hour for consulting services. Each month ten (10) hours will be performed gratuitously; thereafter each hour of services provided will be paid at the agreed upon rate. Additionally, the Company will reimburse the Consultant for any pre-approved travel-related expenses incurred in connection with the provision of services hereunder, in accordance with the Company’s standard policies and procedures in effect from time to time. The Consultant shall submit an invoice for the services rendered by him at the end of the calendar month and the Company shall make a payment to the Strategic Consultant within 15 days from the date of receipt of the invoice. The Consultant shall submit all receipts evidencing expenses that require reimbursement for any and all business related expenses for the furtherance and promotion of Pensare Acquisition Corporation and reimbursements will be made within 15 days of submittal.

In addition to the foregoing, pursuant to an Assignment of Units of Pensare Sponsor Group LLC(the “Sponsor”) dated June 23, 2017, the Strategic Consultant has received a grant of Class B Membership Units in the Sponsor, which is the majority stockholder of the Company, subject to the terms and conditions contained therein.

8	Confidentiality

During the term of this Agreement and thereafter at all times, the Strategic Consultant shall keep strictly confidential all non-public information regarding the Company and its business, including information regarding any transactions or proposed transactions, records and information received by him from the Company and/or developed or prepared by him or by his staff or sub-contractors, if any, pursuant to this Agreement. Strategic Consultant will sign a confidentiality agreement before commencing on any assignment if desired by Company.

9	Intellectual Property Rights

Strategic Consultant hereby assigns to the Company all right, title and interest in and to any work product created by Consultant, or to which Consultant contributes, pursuant to this Agreement (the “Work Product”), including all copyrights, trademarks and other intellectual property rights contained therein. Strategic Consultant agrees to execute, at the Company’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Strategic Consultant does not, for any reason, execute such documents within a reasonable time of the Company’s request, Strategic Consultant hereby irrevocably appoints the Company as Strategic Consultant’s attorney-in-fact for the purpose of executing such documents on Strategic Consultant’s behalf, which appointment is coupled with an interest. If Strategic Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product which cannot be assigned, Strategic Consultant agrees to waive enforcement worldwide of such rights against the Company. In the event that Strategic Consultant has any such rights, that cannot be assigned or waived, Strategic Consultant hereby grants to the Company an exclusive, worldwide, irrevocable, perpetual license to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed.

10	Non-Compete

Strategic Consultant shall not, directly or indirectly, provide any services to any special purpose acquisition company other than the Company during the term of this Agreement or for a period of six (6) months after the termination of this agreement.

11	Non-Solicitation

During the course of this Agreement, the Strategic Consultant shall not directly or indirectly solicit or seek employment for the employees of the Company or make any arrangement for subcontracting of the Company’s employees for the benefit of any third party. Further, Strategic Consultant shall not directly or indirectly solicit or seek employment for the employees of the Company or make any arrangement for subcontracting of the Company’s employees for the benefit of any third party for a period of six (6) months after the termination of this agreement.

12	Performance

Failure on part of the Company, at any time, to require performance of any provisions of the obligations of the Strategic Consultant set forth in this Agreement, shall not affect the right to require full performance thereof at any time thereafter.

13	Engagement

This Agreement is executed based on the individual professional expertise of the Strategic Consultant and the Strategic Consultant agrees not to assign this Agreement or any rights or obligations hereunder, to any third party without prior written consent of the Company

14	Amendment

No modification, deletion, amendment or variation of any term or provision of this Agreement shall be of any force or effect, unless stated in writing and signed by the parties, or in case of a waiver, signed by the party granting the waiver. No verbal agreement or understanding or conduct of any nature relating to the subject matter hereof shall be considered valid and enforceable.

15	Notice

Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

IF TO:

ATTN: JOHN FOLEY ADDRESS	PENSARE ACQUISITION CORPORATION ATTN: DARRELL MAYS 1720 PEACHTREE STREET, SUITE 629 ATLANTA, GA 30309

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice that has been received by the party to whom it is sent as evidenced by confirmation slip.

16	Indemnification

Subject to Section 18 below, the Strategic Consultant shall be entitled to indemnification by the Company pursuant to an Indemnification Agreement being entered into between the Company and the Strategic Consultant on or about the date hereof.

The Strategic Consultant hereby indemnifies and holds harmless the Company, its partners, subsidiaries, affiliates, successors and assigns, and each of their officers, directors, agents, contractors, subcontractors and employees (collectively referred to as the “Indemnitees”), against and from any and all claims, liabilities, damages, fines, penalties or costs of whatsoever nature (including reasonable attorneys’ fees), and whether by reason of death of or injury to any person or loss of or damage to any property or otherwise (and including, without limitation, any tax or benefit liability, fines or penalties which may be claimed, asserted or imposed by any governmental authority based upon payment of fees to the Strategic Consultant), arising out of or in any way connected with (i) this Agreement, (ii) the services to be provided by the Strategic Consultant pursuant to this Agreement, or (iii) any related act or failure to act by Strategic Consultant, whether or not occurring during the term of this Agreement or occasioned or contributed to by the negligence of the Company or any agent or employee of the Indemnities (except as and to the extent otherwise prohibited by applicable law).

17	Other Obligations

The Strategic Consultant represents and warrants to the Company that he currently is under no contract or agreement, nor has Subcontractor previously executed any documents whatsoever with any other person, firm, association, or corporation that will, in any manner, prevent the Strategic Consultant from providing the services contemplated under this Agreement.

18	Waiver

The Strategic Consultant understands that, in connection with the Company’s planned initial public offering (the “IPO”), the Company intends to establish a trust fund (the “Trust Fund”), initially in an amount expected to be $250,000,000, for the benefit of the Company’s public stockholders and that the Company may disburse monies from the Trust Fund only under the limited circumstances to be set forth in the prospectus for the IPO. The Strategic Consultant hereby agrees that he does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and waives any Claim he may have in the future as a result of, or arising out of, any services provided to the Company hereunder and will not seek recourse against the Trust Fund for any breach by the Company of this Agreement or for any other reason. This section shall survive the termination of this Agreement for any reason.

19	Miscellaneous

a.	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the Strategic Consultant’s engagement by the Company, and the other subject matters contained herein, expressly superseding all prior written, oral or implied agreements and understandings.

b.	Waiver. The waiver by any party of any breach of any covenant or condition of this Agreement shall not be construed as a waiver of any subsequent breach of such covenant or condition or of the breach of any other restrictive covenant or condition contained in this Agreement.

c.	Headings. Any section or paragraph title or caption contained in this Agreement is for convenience only, and in no way defines, limits or describes the scope or intent of this Agreement or any of the provisions hereof.

d.	Successors. The Company may assign the rights and benefits given to it in this Agreement. This Agreement shall also survive any sale of assets, merger, consolidation, or other change in the corporate structure of the Company. The duties of the Contractor hereunder are personal in nature and, therefore, may not be assigned.

e.	Severability. If any term, condition, or provision of this Agreement shall be found to be illegal or unenforceable for any reason, such provision shall be modified or deleted so as to make the balance of this Agreement, as modified, valid and enforceable to the fullest extent permitted by applicable law.

f.	Amendment or Modifications. This agreement shall not be amended, revoked, altered or modified in whole or in part, except by an agreement in writing signed by the parties.

g.	Governing Law. All questions relating to the interpretation, performance or breach of this Agreement shall be governed by the law of the State of Georgia. Any action relating to this Agreement or the performance of Contractor’s services hereunder shall be filed exclusively in either the United States District Court for the Northern District of Georgia or the Superior Court of Fulton County, Georgia, or, at the option of the Company, the county in which Contractor resides. The Company and the Contractor consent to exclusive venue in these courts and waive any possible objection thereto.

h.	Construction. This Agreement shall not be construed against any party by reason of the fact that the party may be responsible for the drafting of this Agreement or any provision hereof.

i.	Knowledge of Rights and Duties. The parties have carefully reviewed and completely read all of the provisions of this Agreement and understand and have been advised that they should consult with their own legal counsel for any and all explanations of their rights, duties, obligations and responsibilities hereunder.

j.	Survival. The provisions of Sections 3 through 11, 15 and 16 of this Agreement shall survive the termination or expiration, for any reason, of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates below indicated.

PENESARE ACQUISITION CORPORATION		JOHN FOLEY

BY:	/s/ Darrell Mays	BY:	/s/ John Foley
NAME: Darrell Mays		NAME: JOHN FOLEY
ITS: Managing Partner		DATED:	6/23/17
DATED:	6/23/17